Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated July 21, 1998, accompanying the financial statements of Admiralty Bancorp, Inc. contained in Amendment No. 1 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus (file No. 33-60307), and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


Philadelphia, Pennsylvania
September 8, 1998